Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

State of
Legal Name	Doing Business As	Incorporation
Black Box Corporation	Black Box Corporation	Delaware

BBox Holding Company	BBox Holding Company	Delaware

Atimco Network Services, Inc.	Black Box Network Services – Western Pennsylvania	Pennsylvania

American Telephone Wiring Company	Black Box Network Services – Charleston, West Virginia	West Virginia

Midwest Communications Technologies, Inc.	Black Box Network Services - Cleveland, Columbus, Detroit	Ohio

Associated Network Solutions, Inc.	Black Box Network Services – Central Florida	Florida
Black Box Network Services – Southeast Florida

Advanced Communications Corporation	Black Box Network Services – South Carolina	South Carolina

Cable Consultants, Incorporated	Black Box Network Services – Atlanta	Georgia

Todd Communications, Inc.	Black Box Network Services – North Carolina	North Carolina

Comm Line, Inc.	Black Box Network Services – Cincinnati	Ohio

Koncepts Communications of L.I., Corp.	Black Box Network Services – Tri-State	New York

Communication Contractors, Inc.	Black Box Network Services – Chicago	Illinois

U.S. Premise Networking Services, Inc.	Black Box Network Services – Minneapolis	Minnesota

Black Box Network Services, Inc. – Government Solutions	Black Box Network Services, Inc. – Government Solutions	Tennessee

R&D Services, Inc.	Black Box Network Services – New England	Massachusetts

Delaney Telecom, Inc.	Black Box Network Services	Pennsylvania

Delaney Electrical Services, Inc.	Black Box Network Services – Philadelphia Electrical	Pennsylvania

K&A Communications, Inc.	Black Box Network Services – St. Louis	Missouri

Jet Line Communications, Inc.	Black Box Network Services – Dallas	Texas

FBS Communications, LP	Black Box Network Services – San Antonio	Texas

A.T.S., Inc.	Black Box Network Services – Huntington, West Virginia	West Virginia

Advanced Network Technologies, Inc.	Black Box Network Services – Southern California	California

State of
Legal Name	Doing Business As	Incorporation
Teldata Corporation	Black Box Network Services – Tennessee Commercial	Tennessee

ST Communications & Cabling, Inc.	Black Box Network Services – Kansas City	Missouri

Black Box Network and Electrical Services, Inc.	Allcom Electric	New York

Black Box Network Services Baltimore, Inc.
Black Box Network Services Baltimore, Inc.	Black Box Network Services – Virginia	Delaware
Black Box Network Services – Kensington

Datel Communications, Inc.	Black Box Network Services – Arizona	Arizona

Midwest Electronics and Communications, Inc.	Black Box Network Services – Denver	Colorado

Duracom, Inc.	Black Box Network Services – Seattle	Washington

Michael Electric, Inc.	Black Box Network Services – New Jersey	New Jersey

Integrated Cabling Systems, Inc.	Black Box Network Services – Nebraska	Nebraska

DESIGNet, Inc.	Black Box Network Services – San Jose	California

Telefuture Communications, Ltd.	Black Box Network Services – New Rochelle	New York

Black Box Corporation of Pennsylvania	Black Box Corporation of Pennsylvania	Delaware

BB Technologies, Inc.	BB Technologies, Inc.	Delaware

Black Box Canada Corporation	Black Box Canada Corporation

Black Box Foreign Sales Corporation	Black Box Foreign Sales Corporation

Black Box France, S.A.S.	Black Box France, S.A.S.

Black Box Services Reseaux Ile De France SAS	Black Box Services Reseaux Ile De France SAS

Black Box Datacom B.V. (Netherlands)	Black Box Datacom B.V. (Netherlands)

Black Box Network Products NV (Belgium)	Black Box Network Products NV (Belgium)

Black Box Network Design NV (Belgium)	Black Box Network Design NV (Belgium)

Blue Box (Netherlands)	Blue Box (Netherlands)

Black Box Network Cabling NV (Belgium)	Black Box Network Cabling NV (Belgium)

State of
Legal Name	Doing Business As	Incorporation
Black Box Deutschland GmbH (Germany)	Black Box Deutschland GmbH (Germany)

Black Box Netzwerk Services Bayern GmbH (Germany)	Black Box Netzwerk Services Bayern GmbH (Germany)

Black Box Netzwerk Services Stuttgart GmbH (Germany)	Black Box Netzwerk Services Stuttgart GmbH (Germany)

Black Box Italia S.r.l.	Black Box Italia S.r.l.

Black Box Network Services Kabushiki Kaisha (Japan)	Black Box Network Services Kabushiki Kaisha (Japan)

Black Box Network Services Australia Pty Ltd.	Black Box Network Services Australia Pty Ltd.

Black Box Network Services New Zealand Limited	Black Box Network Services New Zealand Limited

Black Box do Brasil Industria e Comercio Ltda.	Black Box do Brasil Industria e Comercio Ltda.

Black Box de Mexico, S.A. de C.V.	Black Box de Mexico, S.A. de C.V.

Black Box P.R. Corp. (Puerto Rico)	Black Box P.R. Corp. (Puerto Rico)

Black Box Chile S.A.	Black Box Chile S.A.

Black Box comunicaciones SAU (Spain)	Black Box comunicaciones SAU (Spain)

Black Box GmbH (Austria)	Black Box GmbH (Austria)

Black Box A/S (Denmark)	Black Box A/S (Denmark)

Black Box Network Services (UK) Ltd.	Black Box Network Services (UK) Ltd.

Ohmega Installations Limited	Black Box Network Services – Newbury (UK)

Datech Holdings Limited	Black Box Network Services – Nottingham (UK)

Data Specialties Europe Ltd. (holding company)	Black Box Network Services – Cambridge (UK)

Black Box Network Services (Cambridge) Ltd. (UK)	Black Box Network Services (Cambridge) Ltd. (UK)

Black Box Network Services Reseaux Mediterranee SAS (Montpelier, France)	Black Box Network Services Reseavux Mediterranee SAS (Montpelier, France)

Black Box Network Services Gouda BV (Netherlands)	Black Box Network Services Gouda BV (Netherlands)

State of
Legal Name	Doing Business As	Incorporation
Black Box Network Services AG (Switzerland)	Black Box Network Services AG (Switzerland)

Black Box Networkservices Basel AG (Switzerland)	Black Box Networkservices Basel AG (Switzerland)

Black Box Network Services (London) Ltd. (UK)	Black Box Network Services (London) Ltd. (UK)

Black Box Network Services Puebla S.A. de C.V. (Mexico)	Black Box Network Services Puebla S.A. de C.V. (Mexico)

JC Informatica Integral, S.A. de C.V. (Mexico)	JC Informatica Integral, S.A. de C.V. (Mexico)

Consultoria en Redes, S.A. de C.V. (Mexico)	Consultoria en Redes, S.A. de C.V. (Mexico)

Black Box Network Services AB (Sweden)	Black Box Network Services AB (Sweden)

Black Box Network Services (Northampton) Ltd. (UK)	Black Box Network Services (Northampton) Ltd. (UK)

Black Box Network Services s.r.l. – Rome (Italy)	Black Box Network Services s.r.l. – Rome (Italy)

Lanetwork Sales Ltd.	Black Box Network Services – Kitchener (Canada)

Black Box Network Services Singapore Pte Ltd.	Black Box Network Services Singapore Pte Ltd.

Black Box Network Services Co., Ltd. (Japan)	Black Box Network Services Co., Ltd. (Japan)

Black Box Network Services (N. Ireland) Ltd.	Black Box Network Services (N. Ireland) Ltd.

Black Box Network Services (Dublin) Ltd.	Black Box Network Services (Dublin) Ltd.

Black Box Norge AS (Norway)	Black Box Norge AS (Norway)

Black Box Finland OY	Black Box Finland OY

Black Box AB (Sweden)	Black Box AB (Sweden)

Norstan, Inc.	Norstan, Inc.	Minnesota

Norstan Communications, Inc.	Norstan Communications, Inc.	Minnesota

Vibes Technologies, Inc.	Vibes Technologies	Minnesota

Norstan International, Inc.	Norstan International, Inc.	Minnesota

Norstan Canada, Inc.	Norstan Canada, Inc.	Minnesota

Norstan Canada, Ltd.	Norstan Canada

Norstan Financial Services, Inc.	Norstan Financial Services, Inc.	Minnesota